EXHIBIT 12.1


                  Titanium Metals Corporation and Subsidiaries
Statements of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
                                   (Unaudited)
                          (In millions, except ratios)

                                           Three months ended
                                               March 31,                        Years ended December 31,
                                           -------------------    -----------------------------------------------------
                                            2004       2003       2003        2002        2001       2000        1999
                                           -------    --------    -----       ----        ----       ----        ------

Fixed charges:
  Total interest expense                  $     4.3  $     4.2  $    16.4  $    17.1   $    18.3   $    21.5  $    20.8
  Interest capitalized                          -          -          -          -           -           1.0        1.3
  Preferred stock dividends (1)                 -          -          -          -           -           -          -
  Interest component of rent expense (2)        0.3        0.3        1.3        1.7         2.0         2.2        2.0
                                          ---------  ---------  ---------  ---------   ---------    --------   --------

    Total fixed charges                         4.6        4.5       17.7       18.8        20.3        24.7       24.1
                                          ---------  ---------  ---------  ---------   ---------    --------   --------

Adjustments:
  Income (loss) before income taxes and
     minority interest                         (0.7)     (12.7)     (11.3)     (67.9)       (9.4)      (57.9)     (47.1)
  Amortization of capitalized interest          0.1        0.1        0.3        0.3         0.3         0.3        0.3
  Interest capitalized                          -          -          -          -           -          (1.0)      (1.3)
  Equity in losses (earnings) of joint
     ventures                                   0.1       (0.2)      (0.5)      (2.0)       (2.5)        0.9        1.7
  Distributions from joint ventures             -          0.1        1.2        1.0         0.5         0.8        2.0
  Equity in (earnings) of common
     securities of TIMET Capital Trust I       (0.1)      (0.1)      (0.4)      (0.4)       (0.4)       (0.4)      (0.4)
  Distributions from the Capital Trust          -          -          -          0.3         0.7         0.1        0.4
                                          ---------  ---------  ---------  ---------   ---------    --------   --------

     Total adjustments                         (0.6)     (12.8)     (10.7)     (68.7)      (10.8)      (57.2)     (44.4)
                                          ---------  ---------  ---------  ---------   ---------    --------   --------

     Total earnings (losses) available
        for fixed charges                 $     4.0  $    (8.3) $     7.0  $   (49.9)  $     9.5   $   (32.5) $   (20.3)
                                          =========  =========  =========  =========   =========   =========  =========

Ratio of earnings to fixed charges (3)          0.9      N/A          0.4     N/A            0.5      N/A        N/A
                                          =========  =========  =========  =========   =========   =========  =========

                  Titanium Metals Corporation and Subsidiaries
        Statements of Computation of Ratio of Earnings to Combined Fixed
                  Charges and Preferred Dividends (Continued)
                                   (Unaudited)
                          (In millions, except ratios)

                                                    Full Exchange Pro Formas               Partial Exchange Pro Formas
                                              -------------------------------------  ---------------------------------------

                                                 Three months         Year ended        Three months         Year ended
                                               ended March 31,       December 31,      ended March 31,      December 31,
                                                     2004                2003               2004                2003
                                               ---------------      --------------    ------------------   -----------------

Fixed charges:
  Total interest expense                           $      0.5         $       1.7          $      2.7         $     10.3
  Interest capitalized                                    -                   -                   -                  -
  Preferred stock dividends (1)                           3.4                13.6                 1.5                5.8
  Interest component of rent expense (2)                  0.3                 1.3                 0.3                1.3
                                                   ----------         -----------          ----------         ----------

    Total fixed charges                                   4.2                16.6                 4.5               17.4
                                                   ----------         -----------          ----------         ----------

Adjustments:
  Income (loss) before income taxes and
     minority interest                                    2.9                 3.0                 0.9               (5.2)
  Amortization of capitalized interest                    0.1                 0.3                 0.1                0.3
  Interest capitalized                                    -                   -                   -                  -
  Equity in losses (earnings) of joint
     ventures                                             0.1                (0.5)                0.1               (0.5)
  Distributions from joint ventures                       -                   1.2                 -                  1.2
  Equity in (earnings) of common securities
     of TIMET Capital Trust                              (0.1)                -                  (0.1)               -
  Distributions from the Capital Trust                    -                   -                   -                  -
                                                   ----------         -----------          ----------         ----------

     Total adjustments                                    3.0                 4.0                 1.0               (4.2)
                                                   ----------         -----------          ----------         ----------

     Total earnings (losses) available for
        fixed charges                              $      7.2          $     20.6          $      5.5         $     13.2
                                                   ==========          ==========          ==========         ==========

Ratio of earnings to fixed charges (3)                    1.7                 1.2                 1.2                0.8
                                                   ==========          ==========          ==========         ==========

(1) The amount shown for preferred stock dividends is the amount of pre-tax earnings required to pay dividends on all outstanding preferred stock. Because Titanium Metals Corporation has concluded that the realization of its current U.S. deferred income tax assets (including net operating loss carryforwards) do not currently meet the "more-likely-than-not" recognition criteria, the amount of such required pre-tax earnings is equal to the amount of the preferred stock dividends.


(2) The interest expense component of rental expense is calculated as one-third of the aggregate rent expense for each year, which is a reasonable approximation of the interest factor. Rent expense aggregated $5.9 million in 1999, $6.6 million in 2000, $6.1 million in 2001, $5.0 million in 2002 and $4.0 million in 2003 and aggregated $1.0 million in the first quarter of 2003 and $0.9 million in the first quarter of 2004.

(3) For the years ended December 31, 1999, 2000, 2001, 2002 and 2003, fixed charges exceeded earnings available for fixed charges by $44.4 million,
     $57.2 million, $10.8 million, $68.7 million and $10.7 million, respectively. For the three months ended March 31, 2003 and 2004, fixed charges exceeded earnings available for fixed charges by $12.8 million and $0.6 million, respectively. On a pro forma basis (Partial Exchange Version), combined fixed charges and preferred stock dividends exceeded earnings available for fixed charges and preferred stock dividends by $4.2 million for the year ended December 31, 2003.